UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2018

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2018, Best Buy Co., Inc. (“Best Buy” or the “registrant”) entered into a $1.25 billion five-year senior unsecured revolving credit facility agreement (the “Five-Year Facility Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”) as administrative agent, and a syndicate of banks (collectively, the “Lenders”). The Five-Year Facility Agreement will replace the previous $1.25 billion senior unsecured revolving credit facility (the “Previous Facility”), with a syndicate of banks, including JPMorgan acting as administrative agent. The Previous Facility, which was scheduled to expire in June 2021, was terminated on April 17, 2018. The Five-Year Facility Agreement permits borrowings up to $1.25 billion and terminates in April 2023. No amounts are currently outstanding under the Five-Year Facility Agreement. The Five-Year Facility Agreement contains substantially the same terms as the Previous Facility except that certain restrictive covenants that applied to the registrant in the Previous Facility have been removed.

The interest rate under the Five-Year Facility Agreement is variable and, barring certain events of default, is determined at the registrant’s option as: (i) the sum of (a) the greatest of (1) JPMorgan's prime rate, (2) the greater of the federal funds rate and the overnight bank funding rate plus, in each case, 0.5%, and (3) the one-month London Interbank Offered Rate, subject to certain adjustments (“LIBOR”) plus 1%, and (b) a variable margin rate (the “ABR Margin”); or (ii) the LIBOR plus a variable margin rate (the “LIBOR Margin”). In addition, a facility fee is assessed on the commitment amount. The ABR Margin, LIBOR Margin and the facility fee are based upon the registrant’s current senior unsecured debt rating. Under the Five-Year Facility Agreement, the ABR Margin ranges from 0.00% to 0.30%, the LIBOR Margin ranges from 0.80% to 1.30%, and the facility fee ranges from 0.075% to 0.200%.

The Five-Year Facility Agreement is guaranteed by certain specified subsidiaries of the registrant and contains customary affirmative and negative covenants. Among other things, these covenants restrict the registrant’s and certain of its subsidiaries’ ability to incur liens on certain assets, make material changes in corporate structure or materially alter the nature of its business, dispose of material assets, engage in certain mergers, consolidations and other fundamental changes, or engage in certain transactions with affiliates. The Five-Year Facility Agreement also contains covenants that require the registrant to maintain a maximum quarterly cash flow leverage ratio and a minimum quarterly interest coverage ratio. The Five-Year Facility Agreement contains customary default provisions, including, but not limited to, failure to pay interest or principal when due and failure to comply with covenants.

Some of the Lenders and/or their affiliates have other business relationships with the registrant involving the provision of financial and banking-related services, including cash management, loans, foreign exchange contracts, letters of credit and bank guarantee facilities, investment banking and trust services.

The foregoing description of the Five-Year Facility Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Five-Year Facility Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The description in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety into this Item 1.02 by this reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety into this Item 2.03 by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Five-Year Credit Agreement dated as of April 17, 2018, among Best Buy Co., Inc., the Subsidiary Guarantors, the Lenders, and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: April 19, 2018	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
General Counsel & Secretary

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